Writer’s Direct Email:
jfitzgibbons@solomonharris.com
1 October 2007

China Ascendance Acquisition Corporation
c/o SH Corporate Services Ltd
PO Box 61,
4th Floor, Harbour Centre
George Town
Grand Cayman KY1-1102,
Cayman Islands

Dear Sirs

CHINA ASCENDANCE ACQUISITION CORPORATION (the "COMPANY")

We have acted as counsel as to Cayman Islands law to the Company in connection with the Company’s incorporation and the accuracy, under Cayman Islands law, of the statements contained in the registration statement on Form F-1, including all amendments or supplements thereto ("Form F-1"), filed with the Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933 (the "Act"), as amended.

1.	Documents Reviewed

We have reviewed originals, copies, drafts or conformed copies of the following documents:

1.1	the Certificate of Incorporation of the Company;

1.2	the Memorandum and Articles of Association of the Company as registered on 30 July 2007 (the “Memorandum and Articles"); and

1.3	the Form F-1.

2.	Assumptions

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the Company.

The following opinion is given only as to, and based on, circumstances and matters of fact existing and known to us on the date of this opinion. This opinion only relates to the laws of the Cayman Islands which are in force on the date of this opinion. In giving this opinion we have relied (without further verification) upon the completeness and accuracy of the Form F-1. We have also relied upon the following assumptions, which we have not independently verified:

2.1.	copy documents, conformed copies or drafts of documents provided to us are true and complete copies of, or in the final forms of, the originals;

2.2.	all signatures, initials and seals are genuine;

2.3.	no legal action has been commenced against the Company since incorporation on 30 July 2007 and the Company remains in good standing under the laws of the Cayman Islands;

2.4.	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any units or shares or warrants issued by the Company; and

2.5.
there is nothing under any law (other than the law of the Cayman Islands) which would or might affect the opinions hereinafter appearing. Specifically, we have made no independent investigation of any applicable United States federal law or the laws of the State of New York.

3.	Opinions

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands.

3.2
The Shares to be offered and sold by the Company as contemplated by the Form F-1 have been duly authorized for issue, and when issued by the Company against payment in full, for the consideration, and in accordance with the terms, set out in the Form F-1 and duly recorded in the Company’s register of members (shareholders), such Shares will be validly issued, fully paid and non-assessable.

3.3	The statements relating to Cayman Islands law contained in the Form F-1 are accurate in so far as such statements are summaries of Cayman Islands law.

Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of transactions the Company may enter into.

We hereby consent to filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In the giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

Yours faithfully

SOLOMON HARRIS